Exhibit 99.1

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

(949) 614-5879

Lantronix Reports Fourth Quarter and Fiscal 2013 Financial Results

Irvine, Calif., August 29, 2013 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications, today reported results for its fourth quarter and fiscal year ended June 30, 2013.

Financial Highlights

Fiscal Year:

▪	Net revenue of $46.7 million, a 3% increase
▪	Gross profit as a percentage of net revenue of 47.4%
▪	GAAP net loss of $(2.8) million, or ($0.19) per share
▪	Non-GAAP net loss of $(935,000), or ($0.06) per share

Fiscal Fourth Quarter:

▪	Net revenue of $11.1 million
▪	Gross profit as a percentage of net revenue of 44.7%
▪	GAAP net loss of $(1.1) million, or ($0.08) per share
▪	Non-GAAP net loss of $(665,000), or ($0.05) per share

Operational Highlights

▪	Expanded worldwide sales and distribution channels during fiscal 2013 with new agreements and partnerships with Ingram Micro Europe, Arrow Electronics, and Mouser Electronics.
▪	Expanded presence in Asia with the opening of a new office in Shanghai, China, announced in August 2013.

Product Highlights

▪	Launched into production seven new products during fiscal 2013: xPrintServer® Home and Office editions, xDirect™, vSLM™, xSenso™ and xSenso™ Controller, and Lantronix® SLB. During fiscal 2012, the Company launched five new products.
▪	In August 2013, the Company announced global availability of xPico® Wi-Fi, the latest addition to its new xPico product family. announced at the February 2013 Embedded World conference, the xPico Wi-Fi measures just under 4 cm2 and is designed for a wide range of M2M applications from small battery powered devices to large industrial installations. The xPico Wi-Fi’s simultaneous access point and client mode functionality allows for secure, direct access to a machine from a smart handheld device such as a tablet, smartphone or other mobile device, making xPico Wi-Fi ideally suited for customers seeking to leverage the convergence of mobility with M2M deployments.
▪	In August 2013, the Company announced that its award-winning xPrintServer product family is available on JD.com, one of China’s largest B2C ecommerce companies.

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“During fiscal 2013, we continued to make progress on our strategic plan by further expanding our worldwide distribution and sales channels, executing on our disciplined product development strategy, and increasing awareness of our solutions in the marketplace through enhanced marketing efforts,” said CEO Kurt Busch. “New product revenue contribution continued to grow, outpacing the decline in contribution from our mature products, which ultimately reversed the 8% revenue decline we experienced in fiscal 2012 and resulted in a 3% revenue increase for fiscal 2013.”

Busch continued: “While we would have preferred a stronger finish in the last quarter of fiscal 2013, we believe that the underlying trends we see developing with our new products will position the Company for future revenue growth. During fiscal 2014, our primary focus continues to be on investing our resources to accelerate revenue growth, while maintaining financial discipline.”

Financial Results for the Fiscal Year Ended June 30, 2013

Net revenue was $46.7 million for the fiscal year ended June 30, 2013, an increase of $1.3 million or 3 percent, compared to $45.4 million for the fiscal year ended June 30, 2012.

Gross profit as a percentage of net revenue (“gross margin”) was 47.4% for the fiscal year ended June 30, 2013, compared to 48.8% for the fiscal year ended June 30, 2012. The decline in gross margin was primarily due to an increase in expedited freight costs and an increase in new product sales, which have lower gross margins that typically improve when they reach production volumes.

Operating expenses were $24.7 million for the fiscal year ended June 30, 2013 compared to $24.9 million for the fiscal year ended June 30, 2012.

GAAP net loss for the fiscal year ended June 30, 2013 was ($2.8) million, or ($0.19) per share, compared to a GAAP net loss of ($3.0) million, or ($0.27) per share for the fiscal year ended June 30, 2012.

Non-GAAP net loss for the fiscal year ended June 30, 2013 was ($935,000), or ($0.06) per share compared to non-GAAP net loss of $(504,000) or $(0.04) per share for the fiscal year ended June 30, 2012. For additional information regarding our Non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents as of June 30, 2013 were $5.2 million, a decrease of $6.2 million, compared to $11.4 million as of June 30, 2012. A significant use of cash was related to a $2.8 million increase in inventories to support new product releases and forecasted changes in customer demand. In addition, cash was used as follows: (i) $866,000 for investments in capital assets to support product development and manufacturing; (ii) $814,000 related to cash losses from operations; (iii) $693,000 related to a decrease in accounts payable; and (iv) $667,000 for scheduled payments on the Company’s term loan, which is expected to be completely paid off in September of 2013.

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Financial Results for the Fourth Quarter of Fiscal 2013

Net revenue was $11.1 million for the fourth quarter of fiscal 2013, a decrease of $485,000 compared to $11.6 million for the fourth quarter of fiscal 2012 and a decrease of $1.1 million, compared to $12.2 million for the third quarter of fiscal 2013. The year-over-year decline in net revenue was primarily due to decreases in unit sales for some of the Company’s mature products, which was partially offset by growth in new product sales. The sequential decrease in net revenue was primarily due to the fact that the Company’s revenue in the third quarter of fiscal 2013 benefited from three significant transactions that did not recur during the fourth quarter of fiscal 2013. To a lesser extent, the Company experienced a decrease in xPrintServer revenue as the third quarter of fiscal 2013 benefited from sales and marketing momentum related to the release of the xPrintServer Office Edition.

Gross margin was 44.7% for the fourth quarter of fiscal 2013, compared to 50.7% for the fourth quarter of fiscal 2012 and 46.2% for the third quarter of fiscal 2013. The decrease in gross margin was primarily the result of an increase in manufacturing overhead expenses related to the amount of overhead costs applied to inventories.

Operating expenses for the fourth quarter of fiscal 2013 were $6.1 million, an increase of $89,000, compared to $6.0 million for the fourth quarter of fiscal 2012 and a decrease of $327,000, compared to $6.4 million for the third quarter of fiscal 2013. Operating expenses for the fourth quarter of fiscal 2013 included severance charges of $208,000 related to actions the Company took to lower its operating expenses and non-GAAP breakeven point.

GAAP net loss for the fourth quarter of fiscal 2013 was $(1.1) million, or ($0.08) per share, compared to a GAAP net loss of $(178,000), or ($0.01) per share, for the fourth quarter of fiscal 2012 and a GAAP net loss of $(801,000), or ($0.05) per share, for the third quarter of fiscal 2013.

Non-GAAP net loss for the fourth quarter of fiscal 2013 was $(665,000), or $(0.05) per share compared to non-GAAP net income of $351,000 or $0.03 per share for the fourth quarter of fiscal 2012 and a non-GAAP net loss of $(388,000), or $(0.03) per share, for the third quarter of fiscal 2013. For additional information regarding our Non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Discussion of Company Target Model

The Company is in a transitionary period during which it is pursuing a strategy of increasing revenue by expanding sales channels and regularly releasing new products with the expectation that, in the long-term, new product revenue will significantly outpace the decline in mature product revenue. The Company believes that this strategy will ultimately result in the improvement of gross margin, GAAP net income and non-GAAP net income.

The Company is updating the target model that it previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2012. The purpose of the following model is to demonstrate the operating leverage that the Company believes it may achieve if its current business strategy is successful.

Financial Metrics (as a percentage of net revenue):	3-Year Target Model
Gross margin	49 – 51%
GAAP net income	5 – 7%
Non-GAAP net income	8 – 10%

The model is based on estimates that the Company believes are reasonable given its assessment of historical trends and other information available as of the date of this press release. However, these assumptions and estimates are necessarily speculative in nature and actual results may vary materially from those expressed or implied by the information contained in the model. See “Forward-Looking Statements” below. The Company does not intend to update the foregoing model at any particular interval.

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Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its fourth quarter and fiscal 2013 financial results. Those wishing to participate in the live call should dial 800-706-7749 (international dial-in 617-614-3474) using the passcode 31972568.  A telephone replay of the call will be available through September 5, 2013 by dialing (888) 286-8010 (international dial-in 617-801-6888) and entering passcode 24563513.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications. Lantronix OEM Modules and Enterprise Solutions enable machines, devices and sensors to be securely accessed, managed, monitored and controlled. Easy to integrate and deploy, Lantronix solutions enable customers to capitalize on the convergence of mobility with M2M systems and to participate in the Internet of Things (IoT). Lantronix solutions have applications across many industries including, security, industrial and building automation, transportation, energy, retail, financial, government, consumer electronics, medical and information technology. Founded in 1989, Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com or follow us at www.twitter.com/Lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP operating expenses consist of operating expenses excluding (i) share-based compensation and related payroll taxes; (ii) depreciation and amortization; and (iii) restructuring charges.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our business plans, our financial and operating results, our product development strategies, and our target financial model. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

© 2013 Lantronix, Inc. Lantronix, xPico and xPrintServer are registered trademarks, and xDirect™, vSLM™, xSenso™ are trademarks of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders. Specifications subject to change without notice. All rights reserved.

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LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except share and par value data)

	June 30,	June 30,
	2013	2012

Assets
Current Assets:
Cash and cash equivalents	$5,243	$11,374
Accounts receivable (net of allowance for doubtful accounts of
$107 and $108 at June 30, 2013 and 2012, respectively)	2,599	2,674
Inventories, net	8,741	5,955
Contract manufacturers' receivable	607	622
Prepaid expenses and other current assets	431	549
Total current assets	17,621	21,174

Property and equipment, net	1,687	1,605
Goodwill	9,488	9,488
Deferred tax assets	476	291
Other assets	87	87
Total assets	$29,359	$32,645

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$2,870	$3,563
Accrued payroll and related expenses	1,516	2,100
Warranty reserve	193	232
Short-term debt	167	667
Deferred tax liabilities	476	291
Other current liabilities	3,877	3,342
Total current liabilities	9,099	10,195
Non-Current Liabilities:
Long-term capital lease obligations	54	48
Long-term debt	–	167
Other non-current liabilities	249	303
Total non-current liabilities	303	518
Total liabilities	9,402	10,713

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized;
14,579,764 and 14,549,072 shares issued and outstanding at
June 30, 2013 and 2012, respectively	1	1
Additional paid-in capital	203,871	203,049
Accumulated deficit	(184,286)	(181,517)
Accumulated other comprehensive income	371	399
Total stockholders' equity	19,957	21,932
Total liabilities and stockholders' equity	$29,359	$32,645

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012

Net revenue (1)	$11,127	$12,164	$11,612	$46,655	$45,382
Cost of revenue	6,148	6,547	5,728	24,555	23,236
Gross profit	4,979	5,617	5,884	22,100	22,146
Operating expenses:
Selling, general and administrative	4,318	4,685	4,192	17,990	17,684
Research and development	1,757	1,717	1,794	6,748	6,910
Restructuring charges	–	–	–	–	286
Amortization of purchased intangible assets	–	–	–	–	54
Total operating expenses	6,075	6,402	5,986	24,738	24,934
Loss from operations	(1,096)	(785)	(102)	(2,638)	(2,788)
Interest expense, net	(14)	(14)	(21)	(59)	(97)
Other income (expense), net	(10)	10	(32)	(18)	(82)
Loss before income taxes	(1,120)	(789)	(155)	(2,715)	(2,967)
Provision for income taxes	6	12	23	54	73
Net loss	$(1,126)	$(801)	$(178)	$(2,769)	$(3,040)

Net loss per share (basic and diluted)	$(0.08)	$(0.05)	$(0.01)	$(0.19)	$(0.27)

Weighted average shares (basic and diluted)	14,580	14,580	13,307	14,574	11,253

Net revenue from related parties	$164	$221	$216	$1,058	$865

(1) Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012

GAAP net loss	$(1,126)	$(801)	$(178)	$(2,769)	$(3,040)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	11	12	9	44	37
Depreciation and amortization	107	91	124	400	431
Total adjustments to cost of revenues	118	103	133	444	468
Selling, general and administrative:
Costs associated with the investigation	–	–	–	–	108
Consulting fees for former CEO and CFO	–	–	–	–	153
Share-based compensation and related witholding taxes	137	138	132	563	451
Depreciation and amortization	113	100	122	439	475
Total adjustments to selling, general and administrative	250	238	254	1,002	1,187
Research and development:
Share-based compensation and related witholding taxes	59	53	61	243	262
Depreciation and amortization	4	3	5	14	27
Total adjustments to research and development	63	56	66	257	289
Restructuring	–	–	–	–	286
Amortization of purchased intangible assets	–	–	–	–	54
Total non-GAAP adjustments to operating expenses	313	294	320	1,259	1,816
Interest expense, net	14	14	21	59	97
Other (income) expense, net	10	(10)	32	18	82
Provision for income taxes	6	12	23	54	73
Total non-GAAP adjustments	461	413	529	1,834	2,536
Non-GAAP net income (loss)	$(665)	$(388)	$351	$(935)	$(504)

Non-GAAP net income (loss) per share ( basic and diluted)	$(0.05)	$(0.03)	$0.03	$(0.06)	$(0.04)

Denominator for GAAP net income (loss) per share (basic and diluted)	14,580	14,580	13,307	14,574	11,253
Non-GAAP adjustment	–	–	216	–	210
Denominator for non-GAAP net income (loss) per share (basic and diluted)	14,580	14,580	13,523	14,574	11,463

GAAP operating expenses	$6,075	$6,402	$5,986	$24,738	$24,934
Non-GAAP adjustments to operating expenses	(313)	(294)	(320)	(1,259)	(1,816)
Non-GAAP operating expenses	$5,762	$6,108	$5,666	$23,479	$23,118

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LANTRONIX, INC.

Unaudited Consolidated Net Revenue by Product Line and Geography

	Quarters Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
Embedded device enablement	$5,914	53%	$6,180	53%	$(266)	(4%)
External device management	2,934	26%	3,077	26%	(143)	(5%)
Device management	2,279	21%	2,355	21%	(76)	(3%)
Net revenue	$11,127	100%	$11,612	100%	$(485)	(4%)

	Years Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
Embedded device enablement	$23,569	50%	$22,918	50%	$651	3%
External device management	12,494	27%	12,913	29%	(419)	(3%)
Device management	10,592	23%	9,551	21%	1,041	11%
Net revenue	$46,655	100%	$45,382	100%	$1,273	3%

To more closely align our product lines with how they are marketed, sold and deployed, we will re-categorize our product lines from this point forward as follows: (i) Embedded Device Enablement products are now referred to as OEM Modules and (ii) External Device Enablement and Device Management products have been combined into a single product line and are now referred to as Enterprise Solutions.

The following table sets forth our re-categorized product line information:

	Quarters Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
OEM Modules	$5,914	53%	$6,180	53%	$(266)	(4%)
Enterprise Solutions	5,213	47%	5,432	47%	(219)	(4%)
Net revenue	$11,127	100%	$11,612	100%	$(485)	(4%)

	Years Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
OEM Modules	$23,569	50%	$22,918	50%	$651	3%
Enterprise Solutions	23,086	50%	22,464	50%	622	3%
Net revenue	$46,655	100%	$45,382	100%	$1,273	3%

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The following table sets forth our net revenue by geographic region:

	Quarters Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
Americas	$5,877	53%	$6,205	53%	$(328)	(5%)
EMEA	3,435	31%	3,347	29%	88	3%
Japan	835	8%	1,007	9%	(172)	(17%)
Asia Pacific	980	9%	1,053	9%	(73)	(7%)
Net revenue	$11,127	100%	$11,612	100%	$(485)	(4%)

	Years Ended June 30,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
	(In thousands, except percentages)
Americas	$25,186	54%	$24,120	53%	$1,066	4%
EMEA	13,693	29%	13,740	30%	(47)	(0%)
Japan	3,957	9%	3,514	8%	443	13%
Asia Pacific	3,819	8%	4,008	9%	(189)	(5%)
Net revenue	$46,655	100%	$45,382	100%	$1,273	3%

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